EXHIBIT 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP

[LETTERHEAD OF GORDON, HUGHES & BANKS, LLP]

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 of Spicy Pickle Franchising, Inc. and to the inclusion therein of our report dated March 17, 2008, with respect to the financial statements of Spicy Pickle Franchising, Inc. as of December 31, 2007, and for the year then ended.

/s/ GORDON, HUGHES & BANKS

Greenwood Village, Colorado
April 8, 2009